SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                               September 28, 2007
                               ------------------
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Pennsylvania                    0-12870                  23-2288763
  -----------------------------         ---------             ------------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
  incorporation)                        File Number)         Identification No.)



                 9 North High Street, West Chester, Pennsylvania
                 -----------------------------------------------
                    (Address of principal executive offices)



                                 (484) 881-4000
                                 --------------
              (Registrant's telephone number, including area code)


                          -----------------------------
                         (Former name or former address,
                         if changed since last report.)






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Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2007, First National Bank of Chester County (the "bank") (a wholly-owned subsidiary of First Chester County Corporation) entered into an agreement with FTN Ramp, LLC to sell real estate located at 202 Carter Drive in West Chester, PA (the "property"). The Agreement provides for the sale of the property for total consideration of $3.5 million and contains standard representations, warranties and covenants regarding title and other matters. The bank simultaneously entered into an agreement with FI Properties Pool I LP to lease the property for a term of fifteen years with annual rent payments of $265 thousand in the first year of the lease, increasing 1% per year in years two through fifteen of the lease. The lease agreement also provides the tenant with two optional five year renewal periods and one optional four year renewal period with rent payments that increase 2% per year from the rent amount in year fifteen. The property is primarily used for administrative office space.





                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 4, 2007                           FIRST CHESTER COUNTY CORPORATION


                                                By:  /s/ John Balzarini
                                                --------------------------------
                                                Name: John Balzarini
                                                Title: Chief Financial Officer

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